UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2019
 _________________________
OUTFRONT Media Inc.
(Exact name of registrant as specified in its charter)
 __________________________

Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor
New York,	New York	10174
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 297-6400
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class				Trading Symbol(s)	Name of each exchange on which registered
Common Stock	,	$0.01	, par value	OUT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01	Regulation FD Disclosure.

On November 12, 2019, two wholly-owned subsidiaries of OUTFRONT Media Inc. (the “Company”) commenced a private offering (the “Offering”) of $500.0 million in aggregate principal amount of Senior Notes due 2030 (the “Notes”) to qualified institutional buyers and non-U.S. persons pursuant to Rule 144A and Regulation S, as applicable, under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the Offering, the Company provided potential investors with a preliminary offering memorandum, dated November 12, 2019 (the “Preliminary Offering Memorandum”). The Preliminary Offering Memorandum discloses that the Company is currently seeking to (i) reprice and refinance its existing revolving credit facility to, among other things, increase its borrowing capacity from $430.0 million to $500.0 million, and extend the maturity from 2022 to 2024 (collectively, the “Revolver Transactions”), and (ii) reprice and refinance its existing term loan to, among other things, decrease the outstanding principal balance from $620.0 million to $600.0 million using cash on hand, and extend the maturity from 2024 to 2026 (collectively, the “Term Loan Transactions” and together with the Revolver Transactions, the “Transactions”). The Transactions are subject to market conditions and customary closing conditions and, therefore, there is no assurance that the Transactions will occur on the terms expected, or at all.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes and will not constitute an offer, solicitation or sale of the Notes in any jurisdiction in which such offering, solicitation or sale would be unlawful. The Notes have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information contained in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to this Item 7.01. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

The Company has made statements in this Current Report on Form 8-K hat are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “would,” “may,” “might,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “projects,” “predicts,” “estimates” “forecast" or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to the Offering, the Transactions, and the Company’s capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the Company’s ability to consummate the Offering and/or the Transactions on favorable terms, or at all; declines in advertising and general economic conditions; competition; government regulation; the Company’s substantial indebtedness; restrictions in the agreements governing the Company’s indebtedness; incurrence of additional debt; interest rate risk exposure from the Company’s variable-rate indebtedness; the Company’s ability to generate cash to service its indebtedness; cash available for distributions; hedging transactions; the Company’s failure to remain qualified to be taxed as a real estate investment trust (“REIT”); REIT distribution requirements; availability of external sources of capital; complying with REIT requirements may limit the Company’s ability to hedge effectively; and other factors described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including but not limited to the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 27, 2019. All forward-looking statements in this Current Report on Form 8-K apply as of the date of this report or as of the date they were made and, except as required by applicable law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Executive Vice President and
Chief Financial Officer

Date: November 12, 2019